                                                                    EXHIBIT 10.1
                                                                    CONFIDENTIAL

                        ASSIGNMENT AND LICENSE AGREEMENT

      THIS ASSIGNMENT AND LICENSE AGREEMENT ("AGREEMENT") is made and entered into effective as of December 9, 2002 (the "EFFECTIVE DATE"), by and between NORTHWEST BIOTHERAPEUTICS, INC., having principal offices at 21270 23rd Dr. SE, Suite 100, Bothell, Washington 98021 ("NORTHWEST") and MEDAREX, INC., having principal offices at 707 State Road, Suite 206, Princeton, New Jersey 08540-1437, and GENPHARM INTERNATIONAL, INC., with principal offices at 521 Cottonwood Drive, Milpitas, California 95035 (collectively, "MEDAREX"). Northwest and Medarex each may be referred to herein individually as a "PARTY," or collectively as the "PARTIES."

      WHEREAS, Northwest and Medarex have entered into that certain Collaboration Agreement, dated as of April 24, 2001 (the "COLLABORATION AGREEMENT"), with respect to a collaborative research and joint development and profit-sharing commercialization program between the Parties with respect to specified targets, antibodies and technology;

      WHEREAS, Northwest no longer wishes to jointly pursue with Medarex certain targets and products that at one time fell under the Collaboration Agreement, but instead wishes to permit Medarex to pursue them independently, and for Northwest to have specified rights to pursue certain products relating to some such targets as set forth in greater detail in this Agreement;

      WHEREAS, while the Collaboration Agreement provides a mechanism for independent pursuit of particular targets and all antibodies and products relating thereto, the Parties desire that different terms apply to such independent development than those set forth in the Collaboration Agreement;

      WHEREAS, Northwest and Medarex entered into that certain Binding Heads of Agreement effective as of October 24, 2002 (the "BINDING HEADS OF AGREEMENT") to, among other matters, set forth the terms upon which they have agreed to remove certain targets and products from the Collaboration Agreement structure;

      WHEREAS, in general, the Binding Heads of Agreement provided for (i) upfront consideration to Northwest (some of which Medarex has already paid in cash and some remaining portions of which may be paid in cash or (in whole or part) by issuance to Northwest of capital stock of Medarex, at Medarex's option), (ii) Northwest to issue equity and warrants to Medarex, (iii) amendment of a Development Agreement dated July 30, 1997 between the Parties (the "DEVELOPMENT AGREEMENT"), and (iv) amendment of the Collaboration Agreement, all as more specifically set forth in the Binding Heads of Agreement;

      WHEREAS, the Binding Heads of Agreement, while itself binding as to the transaction it described (the "Transaction"), also called for the Parties to enter into a more detailed written agreement to evidence the Transaction and supersede the Binding Heads of Agreement;

      WHEREAS, the Parties wish now to enter into such more detailed agreement in the form of this Agreement and the Related Agreements (defined in Section 9.7.1) contemplated herein, which, once executed, will supercede the Binding Heads of Agreement;


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                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1-
                                   DEFINITIONS

      Any initially capitalized term used in this Agreement not otherwise defined herein shall have the meaning set forth in the Collaboration Agreement (the definitions appendix of which is appended hereto for informational purposes as Appendix C); "include(ing)" shall mean "include(ing) without limitation"; and the following terms shall have the following meanings:

      1.1 "BINDING HEADS OF AGREEMENT" shall have the meaning given such term in the recitals.

      1.2 "CHANGE IN CONTROL" shall mean a transaction in which Northwest: (i) sells, conveys or otherwise disposes of all or substantially all of its property or business, except to its stockholders or to a trust or other entity where the stockholders of Northwest immediately prior to such disposition continue to own directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities, capital stock, partnership interest, membership interest or other beneficial interest of the acquiring entity; or
(ii) (A) merges or consolidates with any other entity (other than a wholly-owned subsidiary of Northwest); or (B) effects any other transaction or series of transactions; in each case of clause (A) or (B), such that the stockholders of Northwest immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities, capital stock, partnership interest, membership interest or other beneficial interest of the surviving entity following the closing of such merger, consolidation, other transaction or series of related transactions.

      1.3 "COLLABORATION AGREEMENT" shall have the meaning given such term in the recitals.

      1.4 "CONFIDENTIAL INFORMATION" shall mean all Confidential Information (as defined in the Collaboration Agreement) exchanged prior to the Effective Date under the Collaboration Agreement; all information exchanged under this Agreement that would be "Confidential Information" as defined in the Collaboration Agreement if exchanged thereunder; and any information deemed to be Confidential Information in accordance with Section 5.1.

      1.5 "CXCR-4 PRODUCT" shall mean any antibody product, including any Antibody Product, with a (*) for CXCR-4.

      1.6 "DCVAX-PROSTATE PRODUCT" shall mean that version of Northwest's proprietary product that was in Phase III clinical trials in August of 2002 under IND number (*).


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      1.7 "DESIGNATED TARGET" shall mean each of (*),(*) or (*).

      1.8 "DESIGNATED TARGET ANTIBODY" shall mean any antibody, including any Antibody, (*) for any Designated Target, and all corresponding antibody products, including any Antibody Products.

      1.9 "DESIGNATED TARGET IP" shall mean all Northwest Technology and all Collaboration Technology, in each case that (a) relates to, or is necessary or useful to Exploit, any Designated Target, Designated Target Antibody, or Designated Target Product, and (b) exists at any time up to the (*) of the Effective Date, but excluding all Northwest Technology made or developed after the Effective Date solely pursuant to Northwest's exercise of its rights under the licenses granted in Sections 3.2 and 3.3. A patent application or patent shall be deemed to exist as of the Effective Date if it claims an invention conceived on or before the (*) of the Effective Date.

      1.10 "DESIGNATED TARGET PATENT" shall mean all patents and patent applications within the Designated Target IP, including (a) those patent applications and patents listed in Appendix A; (b) all provisionals, converted provisionals, continuations, continuations-in-part, divisionals, continuing prosecution applications, substitutions and other applications claiming priority to any of the foregoing patent applications; (c) all patents issuing from any of the foregoing patent applications; (d) all reissues, reexaminations, renewals, and extensions of any of the foregoing patents; and (e) all counterparts throughout the world to any of the foregoing patents and patent applications.

      1.11 "DESIGNATED TARGET PRODUCT" shall mean any antibody product, including any Antibody Product, comprising one or more Designated Target Antibodies.

      1.12 "EFFECTIVE DATE" shall mean the date set forth above. Certain provisions of this Agreement shall be effective as of October 24, 2002, as expressly provided in this Agreement.

      1.13 (*) shall mean the (*) that is associated with (*) and (*) associated with such (*).

      1.14 (*) shall mean the (*).

      1.15 "HUMAB(R) LICENSE AGREEMENT" shall have the meaning given such term in Section 3.4.1.

      1.16 "HUMAB(R) TECHNOLOGY" shall mean (i) all United States and foreign patents (including all reissues, extensions, substitutions, re-examinations, supplementary protection certificates and the like, and patents of addition) and patent applications (including all continuations, continuations-in-part and divisions thereof) and (ii) know how, in each case owned by Medarex, or with respect to which it has the ability to grant the licenses to such item provided for herein, without violating the terms of any agreement or other arrangement with any third party, during the term of the HuMAb(R) License Agreement and that claim an invention which is necessary or reasonably useful for the use of the HuMAb(R) Mice to create Antibodies.


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      1.17 "MEDAREX DESIGNATED PRODUCT" shall mean all Designated Target Antibodies and Designated Target Products, other than the DCVax Prostate Product, the Northwest (*) Product, and the Northwest (*) Products. The Medarex Designated Products include the (*).

      1.18 "MILLENNIUM CROSS LICENSE AGREEMENT" means that certain Millennium Cross License Agreement between Medarex and Millennium Pharmaceuticals, Inc. ("MILLENNIUM"), dated December 9, 2002, whereby Medarex grants a license to Millennium under (*) and related rights, and Millennium grants a license to Medarex under (*) and related rights. Reference shall be made to the Millennium Cross License Agreement itself for the interpretation of the patent rights granted therein.

      1.19 "NET SALES" shall mean Net Sales as defined in the Collaboration Agreement, applied mutatis mutandis to Royalty Products as such definition applies to Collaboration Products under the Collaboration Agreement.

      1.20 "NON-ANTIBODY PRODUCT" shall mean any product, other than an antibody product, having (*) or (*). By way of example but not limitation, a Non-Antibody Product may be a (*) product with (*).

      1.21 "NORTHWEST (*) PRODUCT" shall mean any (*) product that is not a (*).

      1.22 "NORTHWEST (*) PRODUCT" shall have the meaning given such term in
Section 3.3.

      1.23 "NORTHWEST HOSPITAL LICENSE AGREEMENT" shall mean that certain License Agreement between Northwest and Northwest Hospital, dated December 6, 2002 and assigned to Medarex pursuant to this Agreement.

      1.24 "NORTHWEST PRODUCT" shall have the meaning given such term in Section 3.4.1.

      1.25 "NORTHWEST (*) PRODUCT" shall have the meaning given such term in
Section 3.2.

      1.26 "NORTHWEST TARGET" shall have the meaning given such term in Section 3.4.1.

      1.27 (*) shall mean (*) related to the (*) and (*) associated with such (*).

      1.28 (*) shall mean any product for the (*), in each case solely for purposes related to the (*)


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(*).

      1.29 "ROYALTY PRODUCT" shall mean any Medarex Designated Product that contains a Designated Target Antibody raised against and having therapeutically meaningful binding affinity for either of the following Designated Targets: (*) or (*). Royalty Products explicitly exclude (i) any Medarex Designated Product that contains any Designated Target Antibody raised against and having (*) for (*) and (ii) any product (*), its Affiliates and successors or their sublicensees pursuant to the (*).

      1.30 "TRANSFERRED ANTIBODY" shall mean any Designated Target Antibody generated before or pursuant to the Collaboration Agreement, including any Collaboration Antibodies that are Designated Target Antibodies. The Transferred Antibodies include those Antibodies listed in Appendix D.

      1.31 "VALID CLAIM" shall mean a claim of an issued Designated Target Patent, which claim has not been held invalid or unenforceable and has not expired.

                                   ARTICLE 2-
            UNILATERAL DEVELOPMENT AND COMMERCIALIZATION; ASSIGNMENT;
                          COOPERATION; SPECIFIC RIGHTS

      2.1 GENERAL. Northwest agrees and acknowledges that the Designated Targets, Designated Target Antibodies, and Designated Target Products shall no longer be subject to the Collaboration Agreement for any purpose. As between Northwest and Medarex, Medarex shall have the exclusive right to Exploit Designated Targets, Designated Target Antibodies and Designated Target Products, except to the extent of the licenses to Northwest set forth in Article 3, and to select, file, own and communicate with applicable governmental authorities regarding any tradenames, trademarks, Regulatory Documentation and Regulatory Approvals for Medarex Designated Products. Further, Northwest agrees and acknowledges that Medarex shall have the exclusive right to fund any portion of the development and to retain all profit and income derived from the Exploitation of Medarex Designated Products, subject only to the royalties due Northwest pursuant to Section 4.4. Northwest hereby forever and perpetually waives its right under the Collaboration Agreement to share in any profits derived from any Medarex Designated Product. The Parties hereby agree that the Medarex Designated Products are not and shall not be deemed to be Unilateral Products or Dormant Products under the Collaboration Agreement. The Medarex Designated Products are, without limiting the generality of their excision from the Collaboration Agreement in accordance with the foregoing, not subject to
Section 5.3 of the Collaboration Agreement.


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      2.2 FINANCIAL RESPONSIBILITY. Except as otherwise expressly provided herein, Medarex shall be solely responsible for all costs and expenses in connection with the development and commercialization of the Medarex Designated Products. Without limiting the generality of the foregoing, Medarex shall be responsible for any amounts due Northwest Hospital pursuant to the Northwest Hospital License Agreement assigned to Medarex pursuant to Section 2.3, and all milestone and royalty payments, license fees and other payments owed in respect of the development and commercialization of Medarex Designated Products under the Biosite Agreement or the MRC Agreement, in each case accruing subsequent to the Effective Date.

      2.3 NORTHWEST ASSIGNMENT OF RIGHTS. Northwest hereby irrevocably, perpetually and forever assigns and conveys to Medarex Northwest's entire right, title and interest in and to each of the following:

            2.3.1 PATENTS. All Designated Target Patents, together with all powers, privileges and other rights appertaining to such ownership, including those set forth in Section 2.6.

            2.3.2 KNOW-HOW. All Designated Target IP other than the Designated Target Patents, including all data generated by Northwest prior to the effective date of the Collaboration Agreement or by either Party under the Collaboration Agreement relating to any Designated Target, Designated Target Antibody or Designated Target Product.

            2.3.3 TRANSFERRED ANTIBODIES. All quantities of Transferred Antibodies in Northwest's possession on or before the Effective Date and all Northwest rights in and to any Transferred Antibodies in Medarex's possession as of the Effective Date.

            2.3.4 DATA. All Information and Inventions relating to the Exploitation of the Designated Targets, Designated Target Antibodies or Medarex Designated Products, and known to or possessed by Northwest at any time prior to (*) after the Effective Date, except Information and Inventions developed by Northwest after the Effective Date solely in the exercise of Northwest's rights under the licenses granted in Sections 3.2 and 3.3 hereof.

            2.3.5 IN-LICENSE AGREEMENT. The Northwest Hospital License
Agreement.

The foregoing assignment is effective as of October 24, 2002. Medarex accepted such assignment (except as regards the Northwest Hospital License) pursuant to the Binding Heads of Agreement as of such date, and hereby reaffirms that it accepts such assignment (and accepts it for the first time as regards the Northwest Hospital License).

      2.4 PHYSICAL TRANSFER; TRANSITION. The Parties shall work together to ensure a smooth and orderly transfer of the Designated Patents, the Designated Targets, the Designated Target IP, Transferred Antibodies, Designated Target Products, and the Information and Inventions described in Section 2.3.4 hereof to Medarex as more specifically set forth below in this Section 2.4.


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            2.4.1 TRANSFER OF EXISTING QUANTITIES OF TRANSFERRED ANTIBODIES. Within ten (10) business days after the Effective Date, Northwest shall ship to Medarex all quantities of Transferred Antibodies within Northwest's possession as of the Effective Date. Shipment shall be FCA (Incoterms 2000) Northwest's facility. The method of shipment shall be as appropriate for the materials being shipped.

            2.4.2 INFORMATION DISCLOSURE. Immediately after the Effective Date, Northwest shall, and shall cause its Affiliates, successors and permitted assignees to, without additional compensation and at Northwest's sole expense, disclose and make available to Medarex, in whatever form Medarex may reasonably request, all Regulatory Documentation and all other Information and Inventions included in the Designated Target IP. Thereafter, immediately upon the earlier of the conception or reduction to practice, discovery, development or making of any other Information and Inventions that are reasonably useful to Exploit the Designated Targets, Designated Target Antibodies or Medarex Designated Products at any time during the (*) period following the Effective Date, Northwest shall, and shall cause its Affiliates, successors and permitted assignees to, disclose such items to Medarex, at Northwest's sole expense, provided such items were not developed by Northwest after the Effective Date solely in the exercise of its rights under the licenses granted in Sections 3.2 and 3.3 hereof.

            2.4.3 LABORATORY NOTEBOOKS. Northwest shall provide Medarex with copies of the redacted laboratory notebooks of Northwest's personnel (present and former) that are relevant to the Designated Target IP within thirty (30) days after the Effective Date. Northwest, or its successors or permitted assignees, shall maintain the original unredacted laboratory notebooks in secure storage either at the Northwest facility or another secure site until the expiration of the last Valid Claim in the Designated Target Patents. In the event that Medarex provides Northwest with written notice that it requires copies or the original unredacted laboratory notebooks for purposes of patent-related activities, including patent prosecution, maintenance, enforcement, conduct of interferences and/or defense with respect to the Designated Target Patents, Northwest will make such materials available for inspection for the sole purpose for which such materials are requested, provided that (i) the inspection is an in camera inspection by a judge, government official or independent third party, or is pursuant to an appropriate protective order or confidentiality agreement governing the confidentiality of such materials, in each case which, in Northwest's sole opinion and discretion, would not impair Northwest's rights in the confidential information contained therein that is unrelated to the Designated Target Patents, and (ii) such inspection would not violate the terms of any agreement between Northwest and a third party.

            2.4.4 COOPERATION. Northwest shall cooperate with any and all reasonable requests for assistance from Medarex regarding Information and Inventions assigned to Medarex hereunder for (*) following the Effective Date. Such cooperation shall be at Northwest's sole cost and expense; provided, however, Northwest will not perform any laboratory work without compensation. Such cooperation shall include making Northwest's employees available upon reasonable notice during normal business hours at Northwest's place of business or other mutually agreed location to consult with Medarex on issues arising with respect to the Designated Target IP. Northwest will use its best efforts to arrange for consultants

                                                                    CONFIDENTIAL

and other scientific staff to be available to consult with Medarex at such consultants' then current hourly rates, which in any case shall be commercially reasonable rates, to be paid by Medarex.

            2.4.5 BIOLOGICAL MATERIALS. For purposes of facilitating the transfer of activities with respect to Designated Targets and Medarex Designated Products, Northwest shall provide to Medarex any Biological Materials relating thereto in Northwest's possession as of the Effective Date. The Parties agree that: (a) all such Biological Materials shall be provided without any warranties, express or implied; and (b) Northwest shall obtain all appropriate and required consents from the source of such Biological Materials.

      2.5 RELATIONSHIP OF ASSIGNED INTELLECTUAL PROPERTY TO BODIES OF INTELLECTUAL PROPERTY REMAINING UNDER THE COLLABORATION AGREEMENT. Hereinafter the Designated Target IP shall be deemed to no longer constitute or be included in the Northwest Technology, Northwest Patents, Northwest Know-How, Collaboration Technology, Collaboration Patents or Collaboration Know-How, for purposes of the Collaboration Agreement and for any other purpose.

      2.6 SPECIFIC RIGHTS AND PRIVILEGES OF PATENT OWNERSHIP. Without limiting the generality of the assignment in Section 2.3, as owner of the Designated Target Patents, Medarex shall have the following specific rights and privileges:

            2.6.1 Medarex shall have the sole and exclusive right, but not the duty, to file, prosecute, maintain and enforce the patent applications and patents within the Designated Target Patents worldwide.

            2.6.2 Medarex shall have the sole and exclusive right, but not the duty, to grant licenses under the Designated Target Patents (subject only to the licenses granted Northwest below in Article 3) and to collect and retain royalty and/or other payments for such licenses.

            2.6.3 Medarex shall have the sole and exclusive right, but not the duty, to sue on the Designated Target Patents, and to collect all damages and profits for any past, present and/or future infringements thereof, including any infringement prior to the Effective Date or thereafter.

            2.6.4 Medarex shall have the sole and exclusive right to sell, assign or otherwise transfer to any other entity or entities any or all of the rights relating to the Designated Target Patents assigned and transferred to Medarex hereunder.

            2.6.5 As between Northwest and Medarex, Medarex shall have the sole and exclusive right to take all measures consistent with or permitted by ownership of the Designated Target Patents.

      2.7 NO FURTHER CONSIDERATION. Other than as set forth in Article 4, Medarex shall not owe any further consideration to Northwest in consideration of the rights and property assigned to Medarex hereunder, including any amounts Medarex may collect on licenses it grants under the Designated Target IP; recover by enforcing the Designated Target IP against infringement or misappropriation; or receive for the sale or transfer of any of the rights assigned Medarex hereunder. The assignment set forth in this Agreement shall not alter Northwest's


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

responsibilities and liabilities to its Affiliates and Third Parties relating to the Designated Target IP having accrued or been incurred on or before the Effective Date. Medarex assumes no such responsibility or liability.

      2.8 FURTHER PATENT DOCUMENTATION AND COOPERATION. Northwest shall execute and deliver to Medarex and/or its representatives all documents and instruments, to be prepared by Medarex, as are reasonably necessary for Medarex to perfect, record, file, prosecute or enforce any of the rights that are granted to it under this Agreement, promptly after Medarex's request, including short-form patent assignment agreements for filing with patent offices. If Medarex is unable, after making reasonable inquiry, to obtain Northwest's signature on any such documents, Northwest hereby appoints Medarex as Northwest's attorney-in-fact for the sole purpose of executing and delivering such documents.

      2.9 WAIVER AND QUIT CLAIM. Subject to Article 3, Northwest hereby waives and quit claims to Medarex any and all claims, of any nature whatsoever, which Northwest now has or may hereafter have with respect to the rights assigned to Medarex under Section 2.3.

                                   ARTICLE 3-
                   LICENSES TO NORTHWEST AND RETAINED RIGHTS.

      3.1 DCVAX-PROSTATE PRODUCT. Medarex hereby grants an exclusive, worldwide, royalty-free license, with a right to sublicense, to Northwest under the Designated Target IP that relates to (*), to research, develop, manufacture, have manufactured, use, sell, offer for sale, import and otherwise commercialize the DCVax-Prostate Product.

      3.2 (*)-RELATED (*) PRODUCTS.

            3.2.1 Medarex hereby grants an exclusive (subject to Section 3.2.2), worldwide, irrevocable, perpetual, royalty-free license, with a right to sublicense, to Northwest under the Designated Target IP that relates to, or is necessary to Exploit, (*), to research, develop, manufacture, have manufactured, use, sell, offer for sale, import and otherwise commercialize Northwest (*) Products for the (*) (the "Northwest (*) Field") (each such Northwest (*) Product, a "Northwest (*) Product"), and Medarex reserves for itself solely the right to research, develop, manufacture, have manufactured, use, sell, offer for sale, import or otherwise commercialize any (*); provided, however, Medarex shall not promote (*) for use in the Northwest (*) Field, including providing written or other materials relating to use of the (*) in the Northwest (*) Field. Northwest hereby covenants that it, its Affiliates, successors and permitted assignees, and their sublicensees shall not, in exercise of the foregoing license, research, develop, manufacture, have manufactured, use, sell, offer for sale, import or otherwise commercialize any (*) nor engage in Prohibited Activities (as defined below); provided that

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Northwest shall not be responsible for off-label use of any Northwest (*) Product in connection with a Medarex Product. "Prohibited Activities" in the case of Northwest (*) Products means promoting Northwest (*) Products for use outside the Northwest (*) Field, including providing written or other materials relating to use of the Northwest (*) Products outside the Northwest (*) Field.

            3.2.2 The Parties acknowledge and agree that the license granted by Medarex to Northwest under Section 3.2.1 is (*) other than (*) affiliates and any sublicensees, assignees and successors of (*) and its affiliates pursuant to the (*) with respect to which (*). For the avoidance of doubt, it is understood and agreed that the (*) may (*).

      3.3 NORTHWEST (*) PRODUCTS AND NON-ANTIBODY PRODUCTS. Medarex hereby grants an exclusive, worldwide, irrevocable, perpetual, royalty-free license, with a right to sublicense, to Northwest under the Designated Target IP that relates to, or is necessary to Exploit, (*), to research, develop, manufacture, have manufactured, use, sell, offer for sale, import and otherwise commercialize
(i) Northwest (*) Products for the (*) (the "Northwest (*) Field") (each such Northwest (*) Product, a "Northwest (*) Product"), and (ii) Non-Antibody Products for the (*) (collectively, the Northwest (*) Products and the Non-Antibody Products are the "Northwest (*) Products"), and Medarex reserves for itself solely the right to research, develop, manufacture, have manufactured, use, sell, offer for sale, import or otherwise commercialize any (*); provided, however, Medarex shall not promote (*) for use in the Northwest (*) Field, including providing written or other materials relating to use of the (*) in the Northwest (*) Field. Northwest hereby covenants that it, its Affiliates, successors and permitted assignees, and their sublicensees shall not, in exercise of the foregoing license, research, develop, manufacture, have manufactured, use, sell, offer for sale, import or otherwise commercialize any (*) nor engage in Prohibited Activities (as defined below); provided that Northwest shall not be responsible for off-label use of any Northwest (*) Product in connection with a Medarex Product. "Prohibited Activities" in the case of Northwest (*) Products means promoting Northwest (*) Products for use outside the Northwest (*) Field, including providing written or other materials relating to use of the Northwest (*) Products outside the Northwest (*) Field.

      3.4 HUMAB(R) LICENSES.


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
                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            3.4.1 LICENSES. Medarex hereby grants to Northwest the right to obtain from Medarex (*) licenses under the HuMAb(R) Technology to develop, make, have made, use, sell, offer for sale and import on a worldwide basis selected antibody-based products (each, a "NORTHWEST PRODUCT") directed against biological targets (each, a "NORTHWEST TARGET"), on the terms set forth on Appendix B to this Agreement, in this Section 3.4 and on other terms and conditions currently (as of the Effective Date) used by Medarex in its standard "cash-and-carry" agreements. The Parties agree that at such time as Northwest wishes to obtain the first of such (*) licenses, the Parties shall negotiate in good faith the terms of and enter into an appropriate license agreement (the "HUMAB(R) LICENSE AGREEMENT"). Such (*) licenses shall be (*) and (*), in the sense that: Northwest may (subject to availability in accordance with Section 3.4.3) obtain a research license with respect of up to (*) Northwest Targets, each of which research licenses shall be (*); Northwest may (subject to availability in accordance with Section 3.4.3) obtain a development and commercialization license with respect to up to (*) (each as defined by a (*)), which development and commercialization licenses shall be (*) with respect to such (*), but (*).

            3.4.2 FINANCIALS. (*) (as defined in such Section), Northwest will pay Medarex the fees, milestones and royalties set forth on Exhibit B. In addition, Northwest will promptly reimburse Medarex for (*) of (*) in connection with each of the foregoing licenses.

            3.4.3 LICENSE AVAILABILITY. Medarex shall not be obligated to grant a given license in accordance with Section 3.4.1 with respect to a target and antibodies related thereto if, at the time the specific license is requested by Northwest, Medarex is (i) (*), (ii) (*); or (iii) (*).

      3.5 REVERSION OF NORTHWEST RIGHTS TO CXCR-4. The Parties agree that the Antigen CXCR-4 is no longer governed by or included in the Collaboration Agreement. All rights to CXCR-4 under the Collaboration Agreement shall revert to Northwest. The Northwest Technology relating exclusively to CXCR-4, Antibodies directed against it, and CXCR-4 Products shall no longer be deemed included in the Northwest Technology, and shall simply belong to (or be controlled by) Northwest. Medarex hereby forever and perpetually waives its right to share under the Collaboration Agreement in profits or income derived from any CXCR-4 Products. The CXCR-4 Products are not Unilateral Products or Dormant Products under the Collaboration Agreement. The CXCR-4 Products are not subject to the Collaboration Agreement. Northwest shall, as between the Parties, be solely responsible for the costs of all discovery, research, development and commercialization of CXCR-4 Products, including the

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

costs of prosecuting Northwest's patents relating thereto. Northwest shall, as between the Parties, have the right to file in its own name and control all Regulatory Documentation and Regulatory Approvals for CXCR-4 Products; communicate with Regulatory Authorities with respect thereto; and own all Product Trademarks with respect thereto.

      3.6 (*) If Northwest elects to (*) to research, develop and/or commercialize antibody products, including any Antibody Products, with respect to CXCR-4 (a "CXCR-4 AGREEMENT"), Medarex will have a (*). During the time period described in the following three subsections, Northwest will not (*).

            (A) At the time Northwest elects (*) with respect to (*) and (ii) a (*). In addition Northwest will make available appropriate personnel to answer any questions (*) may have with respect to the (*). The date on which (*) receives the (*) shall be the (*).

            (B) Within (*) after the (*), (i) (*) will (*), and (ii) if (*). If (*) or if (*).

            (C) If (*) provides (*) pursuant to the preceding paragraph, the (*) until (*) after (*).

      3.7 (*). For CXCR-4 Products for which Northwest has taken a license pursuant to Section 3.4 (each, a "CXCR-4 HUMAB(R) PRODUCT"), Northwest will (*), in each case until (*), at which time

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such (*). Notwithstanding the foregoing, any (*). Thereafter, Northwest (or its successor) shall no longer have (*) in the first sentence of this Section 3.7.

      3.8 NO IMPLIED LICENSES. For the avoidance of doubt, neither Party grants any right or license, express or implied, under such Party's Patents, Information and Inventions or intellectual property, to the other Party, except as expressly set forth in the Collaboration Agreement (as amended) or in this Agreement.

      3.9 INTELLECTUAL PROPERTY OWNERSHIP.

            3.9.1 OWNERSHIP OF TECHNOLOGY. Subject to Section 3.9.2, each Party shall own and retain all right, title and interest in and to any and all intellectual property generated by or on behalf of such Party in exercise of a right granted to such Party hereunder.

            3.9.2 OWNERSHIP OF MICE-RELATED TECHNOLOGY. As between the Parties, Medarex shall own and retain all right, title and interest in and to all Mice Materials and Mice-Related Technology, including any and all Information and Inventions with respect to the Mice Materials or the Mice-Related Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Northwest, its Affiliates, its successors or permitted assignees, or their licensees or sublicensees (other than Medarex and its Affiliates), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. Accordingly, Northwest shall promptly disclose to Medarex in writing, the conception or reduction to practice, or the discovery, development or making of any Mice Material or Mice-Related Technology and shall, and does hereby, assign, and shall cause its Affiliates, successors, and permitted assignees, and their licensees and sublicensees, to so assign, to Medarex, without additional compensation, all of their respective rights, title and interests in and to any Mice Material or Mice-Related Technology. Sections 2.7 and 2.9 shall apply mutatis mutandis to the Mice-Related Patents as they do to Designated Target Patents.

            3.9.3 RIGHTS TO PRACTICE MICE-RELATED TECHNOLOGY. Northwest acknowledges and agrees that (a) except as set forth in Section 3.4 hereof, there are no licenses granted to Northwest under this Agreement with respect to the Mice Materials and Mice-Related Technology and Northwest has no right to use the HuMAb(R) Mice or to discover, develop or otherwise make Improvements with respect to Mice Materials and Mice-Related Technology, and (b) neither it, nor any of its Affiliates, successors, or permitted assignees, or their licensees or sublicensees, will engage, directly or indirectly, in activities designed to, or otherwise undertake or attempt, either on behalf of itself or another, to discover, develop or make any Information and Inventions that relate to the Mice Materials or the Mice-Related Technology.

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      3.10 THIRD PARTY LITIGATION. In the event that a Third Party institutes a Patent, Trademark or other infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party or its Affiliates, or claiming confusion, deception or dilution of a Trademark by a Product Trademark) against either Party or its respective Affiliates, licensees or permitted sublicensees during the term of this Agreement, alleging that the Exploitation of the Designated Target Products, the Northwest (*) Products or the Northwest (*) Products in the Territory or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), the Parties shall cooperate with one another in defending such suit, provided that the Party responsible for directing and controlling the Infringement Suit (as provided hereinafter) shall reimburse the other Party for all reasonable costs and expenses incurred in rendering such cooperation, including reasonable attorneys' fees. Medarex shall direct and control, at its sole cost and expense, any Infringement Suit with respect to the Designated Targets, the Designated Target Antibodies, the Designated Target Products and the Designated Target IP. Medarex shall have the first right, but not the obligation, to direct and control such Infringement Suit to the extent that the Designated Target IP is involved in such suit with respect to the Northwest (*) Products or the Northwest (*) Products. In the event that Medarex elects not to direct and control such Infringement Suit involving the Northwest (*) Products or the Northwest (*) Products, Northwest may direct and control such suit, at its sole cost and expense. Further, Northwest shall direct and control, at its sole cost and expense, any Infringement Suit with respect to any CXCR-4 Product (other than as agreed in writing by the Parties or to the extent relating to any Mice-Related Technology, to which extent Medarex shall direct and control the suit at its sole cost and expense) or other product to the extent licensed to Northwest pursuant to
Section 3.1, 3.2 or 3.3.

                                   ARTICLE 4-
                              FINANCIAL PROVISIONS

      4.1 PAYMENTS TO NORTHWEST.

            4.1.1 The Parties acknowledge and agree that, pursuant to the Binding Heads of Agreement, in consideration for the rights granted to Medarex hereunder, Medarex has previously paid to Northwest (*). Further, Medarex shall pay to Northwest, (i) (*) after the Effective Date, (*); (ii) (*) after the Effective Date, (*), or, at Medarex's election, (*); and, (iii) on the (*) anniversary of the Effective Date, (*), or, at Medarex's election, (*), all as more fully provided in this Section 4.1. For the purposes of this Agreement, each payment to be made under subsection 4.1.1.(ii) or (iii) above shall be deemed a "Payment" and each date upon which such payment is made shall be deemed a "Payment Date".

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            4.1.2 If Medarex decides to (*) (an "ISSUANCE"), the number of shares of Medarex Common Stock to be issued as the Payment shall be determined by dividing (y) (*) (or such lesser amount as Medarex elects in its sole discretion to pay by issuance of capital stock) (the "PAYMENT VALUE") by (z) the applicable Base Price. For the purposes of this Section 4.1, "BASE PRICE" means (*) of Medarex's Common Stock for each of the trading days during the (*) immediately prior to the applicable date of issuance of Medarex Common Stock, as publicly reported on the Nasdaq National Market System or such principal United States national securities exchange on which the shares of Medarex Common Stock are then traded. No fractional shares of Medarex Common Stock shall be issued in any Issuance. The aggregate number of shares of Medarex Common Stock that Northwest is entitled to receive pursuant to any Issuance shall be rounded to the nearest whole number, with 0.5 and greater being rounded up. Each Issuance shall be subject to the provisions of Sections 4.1.2(a), (b), (c) and (d).

                  (A) No later than (*) after the end of each (*) period after a Payment Date on which Medarex makes an Issuance, Northwest agrees to provide Medarex with written notice, together with written documentation evidencing such sales (the "PROCEEDS NOTICE") certifying the number of shares of Medarex Common Stock that were sold by Northwest during the thirty (30) day period following such Payment Date and the Actual Sales Proceeds (as defined below) for such sales. (*) For purposes of this calculation, (i) the trade date, rather than the settlement date, shall be used in determining whether such Issuance has been sold by Northwest, and (ii) the thirty (30) day timeframe shall be extended for such number of business days for which Northwest is prevented from selling Medarex Common Stock through no fault of Northwest.

      For the purposes of this Agreement, the term "ACTUAL SALE PROCEEDS" shall mean the (*) Northwest receives from (*), following the date of issuance of such Issuance.

                  (B) If the Actual Sales Proceeds stated on the Proceeds Notice are (*), Medarex shall, no later than (*) after receipt of the Proceeds Notice, (*).

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  (C) If (*) constituting any Issuance during the (*) following the Payment Date of such Issuance, as calculated by subsection 4.1.2(a) above, (*).

                  (D) Northwest shall not (*) shares of Medarex Stock equal to fifty percent (50%) of the total number of shares constituting the previous Issuance in any (*) period.

                  (E) Northwest shall not engage in any form of Hedging Transactions in Medarex Stock at any time during the first (*) after the Effective Date.

      For the purposes of this Agreement, the term "Hedging Transaction" shall mean any transaction in which Northwest sells Medarex Common Stock that it does not own or, if it does own such Medarex Common Stock, does not deliver such stock against such sale within three (3) business days after the sale (other than by reason of error, inadvertence, force majeure or other circumstances beyond Northwest's control). Such transactions include, but are not limited to, "short sales," "short sales against the box" and "forward sale contracts."

      4.2 EQUITY TO MEDAREX. Northwest shall issue to Medarex, (i) (*) after the Effective Date or such later date as may be provided for in the Securities Purchase Agreement, (*) shares of unregistered Northwest stock and warrants to purchase (*) shares of Northwest common stock, (ii) on the (*) anniversary of the Effective Date, (*) shares of unregistered Northwest stock and warrants to purchase (*) shares of Northwest common stock, and (iii) on the (*) anniversary of the Effective Date, (*) shares of unregistered Northwest stock and warrants to purchase (*) shares of Northwest common stock. Such issuances by Northwest to Medarex shall be made, respectively, pursuant to the Securities Purchase Agreement between Northwest and Medarex of even date herewith.

      4.3 REIMBURSEMENT WAIVER. Each of Medarex and Northwest hereby agrees to waive its right to receive reimbursement with respect to all costs, including the costs of any research and development work performed as of the Effective Date, with respect to the Designated Targets, Designated Target Antibodies and the Designated Target Products under the Collaboration Agreement.

      4.4 ROYALTY OBLIGATION. With respect to each Royalty Product, Medarex shall pay Northwest a royalty of (i) (*) of Net Sales of such Royalty Product when and in countries where the selling of such product is covered by a Valid Claim in the country of sale; and (ii) (*) of the Net Sales for such Royalty Product when, and in countries where, the selling of such product is not covered by a Valid Claim. In the case of clause (ii) hereof, Medarex shall pay the royalty for (*) years from first commercial sale in the applicable country of the applicable Royalty Product. Further, for the avoidance of doubt, the

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

royalty of clause (ii) does not apply to Net Sales made in countries and at times where and when the royalty of clause (i) applies. Which of the foregoing royalty rates (if any) applies shall be determined on a country-by-country and Royalty Product-by-Royalty Product basis.

      4.5 PAYMENTS TO NORTHWEST UNDER THE (*).

            4.5.1 Except as otherwise provided below, the Parties acknowledge and agree that no royalty or other payment shall be owed to Northwest by Medarex or (*) or its Affiliates, successors and their sublicensees with respect to any products sold by (*) or its Affiliates, successors and their sublicensees pursuant to the (*).

            4.5.2 Medarex represents that pursuant to the (*) in effect as of the Effective Date, Medarex will not (*).

            4.5.3 Medarex further represents that if Medarex and (*), or any of their respective Affiliates, successors or assigns, enter into an agreement that (*) or otherwise (*) of products covered by the (*) under the (*) (any such agreement, a (*)) which provides for the (*) or its Affiliates, successors or assigns (*) (other than a (*)), then Medarex will pay to Northwest (i) a (*) of any (*) under such (*), and (ii) pursuant to Section 4.5.4, a (*) of the (*) (as defined hereafter). "(*)" shall mean a (*) which products are subject to the (*) and (*) which products are subject to the (*). The (*) shall be calculated on a calendar quarter by calendar quarter basis. In the event the (*) for a given quarter is (*) for such calendar quarter.

            4.5.4 The (*) of the (*) that shall be owed by Medarex to Northwest shall be determined by the (*) as of the effective date of the (*)

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(*) as follows: (i) (*) if prior to (*); (ii) (*) if after (*) but prior to (*); and (iii) (*) if after (*). For the purpose of this Section 4.2.4, (*) shall have the meanings given to such terms in Section (*) of Appendix D-1 (Unilateral Development and Commercialization Agreement) to the Collaboration Agreement.

            4.5.5 Notwithstanding the foregoing provisions of this Section 4.5, in no event shall the (*) of (*) owed to Northwest hereunder, if any, exceed (*) of the (*), on a calendar quarter by calendar quarter basis.

            4.5.6 With respect to any (*) owing to Northwest under this Section 4.5, the Parties shall have the rights and obligations set forth in Sections 4.6, 4.7, 4.8, 4.9, 4.11 and 4.12.

      4.6 ROYALTY PAYMENTS. Running royalties due pursuant to Section 4.4 shall be payable on a quarterly basis, within (*) after the end of each calendar quarter, based upon the Net Sales during such calendar quarter, commencing with the calendar quarter in which the first commercial sale of a Royalty Product is made. Royalties shall be calculated in accordance with GAAP and with the terms of this Article 4. Only one royalty payment will be due on Net Sales of a given Royalty Product even though the manufacture, sale or use of such Royalty Product may be covered by more than one intellectual property right in a country or may use both patents and know-how.

      4.7 ROYALTY STATEMENTS. Medarex shall deliver to Northwest within (*) after the end of each calendar quarter in which Royalty Products, for which Medarex owes a royalty hereunder, are sold, a detailed statement showing (a) Net Sales of each such Royalty Product on a country-by-country basis during the applicable calendar quarter, and (b) the amount and calculation of royalties due on such Net Sales.

      4.8 PAYMENT METHOD. All amounts due by Medarex hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by Northwest. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus (*) percentage points, or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

      4.9 CURRENCY; FOREIGN PAYMENTS. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such royalty payments relate.

      4.10 TAXES. Medarex may deduct from any royalty amounts it is required to pay pursuant to this Agreement any Withholding Taxes assessed against the royalty payments. At Northwest's request, Medarex shall provide Northwest a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist Northwest, at Northwest's expense, to obtain the benefit of any applicable tax treaty.

      4.11 RECORDS RETENTION; AUDIT.

            4.11.1 RECORD RETENTION. Medarex shall maintain (and shall ensure that its Affiliates and sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective Net Sales of Royalty Products in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by Medarex until the later of (a) (*) after the end of the period to which such books, records and accounts pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

            4.11.2 AUDIT. Northwest shall have the right to have an independent certified public accounting firm, reasonably acceptable to Medarex, have access during normal business hours, and upon reasonable prior written notice, to such of the records of Medarex (and its Affiliates and sublicensees) as may be reasonably necessary to verify the accuracy of such Net Sales for any calendar quarter ending not more than (*) prior to the date of such request; provided, however, that Northwest shall not have the right to conduct more than one such audit in any (*) period. The accounting firm shall disclose to each Party whether such Net Sales are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Northwest. Northwest shall bear the cost of such audit unless the audit reveals a variance of more than (*) from the reported results for the entire period audited, in which case Medarex shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error.

            4.11.3 PAYMENT OF ADDITIONAL ROYALTIES; CREDIT. If, based on the results of such audit, additional payments are owed by Medarex under this Agreement, Medarex shall make such additional payments, with interest from the date originally due as provided in Section 4.7, within (*) days after the date on which such accounting firm's written report is delivered to Medarex. If such audit shows that Medarex has overpaid royalties to Northwest, then Medarex shall credit such amounts, with interest from the date originally paid to Northwest, against any future amounts owing to Northwest hereunder.

      4.12 CONFIDENTIALITY. Northwest shall treat all information subject to review under Section 4.10 as Medarex's Confidential Information protected in accordance with the confidentiality provisions of Article 5. Northwest shall cause its accounting firm to enter into

                                                                    CONFIDENTIAL

with Medarex a confidentiality agreement reasonably acceptable to Medarex obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

                                   ARTICLE 5-
                                 CONFIDENTIALITY

      5.1 CONFIDENTIAL INFORMATION. The confidentiality and use restrictions set forth in Sections 6.1 through 6.4 of the Collaboration Agreement shall apply to all Confidential Information during the term of this Agreement and for a period of five (5) years thereafter; provided, however, Northwest is expressly permitted to use the Confidential Information in the exercise of its rights under this Agreement and the restrictions in Section 6.3 shall not restrict Northwest's use of Confidential Information for the purposes of this Agreement. Northwest recognizes that by reason of Medarex's status as an assignee pursuant to the assignment and transfer under Section 2.3, Medarex has an interest in Northwest's retention in confidence of certain information known to Northwest but not disclosed by Medarex to Northwest. Accordingly, all information, ownership in which is assigned to Medarex hereunder, shall be deemed to be the Confidential Information of Medarex. Northwest's obligations with respect to such assigned information that is deemed Confidential Information shall be perpetual, except to the extent that any such information meets the exceptions set forth in Section 6.2 of the Collaboration Agreement. For clarification, the disclosure by Northwest to Medarex or by Medarex to Northwest of information, ownership in which is assigned to Medarex hereunder, relating to the Designated Targets and the Designated Target Products shall not cause such information to cease to be deemed Confidential Information and subject to provisions of Sections 6.1 through 6.4 of the Collaboration Agreement in accordance with the foregoing in this Section.

      5.2 USE OF NAME. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of the other Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

      5.3 PRESS RELEASES. Press releases or other similar public communication by either Party relating to this Agreement, shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which in any event shall be provided to the other Party as soon as practicable before the release or communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

                                   ARTICLE 6-
                              TERM AND TERMINATION

      6.1 TERM. The term of this Agreement (the "TERM") shall commence upon the Effective Date and shall continue in effect until the later of (a) the date upon which Medarex is no longer obligated to make royalty payments pursuant to clauses (i) and (ii) of
Section 4.4 and (b) the date of expiration of the last Valid Claim.

      6.2 NO TERMINATION OF AGREEMENT FOR BREACH. Any failure by a Party to comply with any of its obligations contained herein shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30)-day period, if the Party in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within ninety (90) days after the receipt of such notice), the Party not in default shall then be entitled to pursue the rights and remedies available to it by law or in equity, except that in no event shall a Party have the right to terminate this Agreement as a remedy for another Party's breach of this Agreement or otherwise and no breach of this Agreement shall relieve the non-breaching Party of its performance obligations under this Agreement.

      6.3 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

            6.3.1 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

            6.3.2 SURVIVAL. Articles 2, 4 (with respect to obligations arising prior to expiration or termination), 5, 6, 7, 8 and 9, and Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.8, 3.9, and 3.10 shall survive expiration or termination of this Agreement for any reason.

                                   ARTICLE 7-
                          INDEMNIFICATION AND INSURANCE

      7.1 INDEMNIFICATION OF MEDAREX. Northwest shall indemnify Medarex, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "LOSSES") arising from or occurring as a result of (a) any breach by Northwest of its representations and warranties under this Agreement, or (b) Third Party personal injury or damage to tangible personal property resulting from the development, manufacture or commercialization of a product covered by a license to Northwest hereunder by or on behalf of Medarex or its Affiliates or sublicensees. The foregoing obligation to indemnify, defend and save harmless shall not apply to the extent of any Losses for which Medarex has an obligation to indemnify Northwest pursuant to Section 7.2. For any such Losses as to which each Party has an indemnification obligation pursuant to the first sentences of Sections 7.1 and 7.2, each Party shall indemnify the other to the extent of the indemnifying Party's respective fault (a Party's fault being defined by those categories for which it must indemnify the other Party pursuant to the first sentence of Section 7.1 or 7.2) for the Losses.

      7.2 INDEMNIFICATION OF NORTHWEST. Medarex shall indemnify Northwest and its Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses (defined in Section 7.1) arising from or occurring as a result of (a) any breach by Medarex of its representations and warranties under this Agreement, or (b) Third Party personal injury or damage to tangible personal property resulting from the development, manufacture or commercialization of a Medarex Designated Product by or on behalf of Medarex or its Affiliates or sublicensees. The foregoing obligation to indemnify, defend and save harmless shall not apply to the extent of any Losses for which Northwest has an obligation to indemnify Medarex pursuant to Section
7.1. For any such Losses as to which each Party has an indemnification obligation pursuant to the first sentences of Sections 7.1 and 7.2, each Party shall indemnify the other to the extent of the indemnifying Party's respective fault (a Party's fault being defined by those categories for which it must indemnify the other Party pursuant to the first sentence of Section 7.1 or 7.2) for the Losses.

      7.3 INDEMNIFICATION PROCEDURE.

            7.3.1 NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 7.1 or Section 7.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

            7.3.2 THIRD PARTY CLAIMS. Subject to Section 3.10, the obligations of an indemnifying Party under this Article 7 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 7.1 or 7.2 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

                  (A) CONTROL OF DEFENSE. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

                  (B) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting Section 7.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 7.3.2(a) (in which case the Indemnified Party shall control the defense).

                  (C) SETTLEMENT. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

                  (D) COOPERATION. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                  (E) EXPENSES. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

                                   ARTICLE 8-

                         REPRESENTATIONS AND WARRANTIES

      8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party ("Representing Party") hereby represents and warrants to the other Party: (a) the Representing Party is duly organized and validly existing under the laws of its jurisdiction of incorporation; (b) that this Agreement has been duly authorized by all requisite corporate action of the Representing Party; (c) the Representing Party has the full legal right and authority to enter into this Agreement and this Agreement is legally binding on the Representing Party; and (d) this Agreement does not conflict with any other agreement to which the Representing Party is a party, or the Representing Party's obligations to any Third Party.

      8.2 REPRESENTATIONS AND WARRANTIES OF NORTHWEST. Northwest represents and warrants that as of October 24, 2002 and as of the Effective Date:

            8.2.1 To its knowledge, there is no Designated Target IP with respect to (*) and (*) that relates to (*).

            8.2.2 Northwest and its Affiliates have not entered into any agreement, other than the Northwest Hospital License Agreement, pursuant to which they have obtained or granted any intellectual property or other rights from or to any Third Parties with respect to any Designated Target, Designated Target IP, Designated Target Antibody, Designated Target Product, or method of making or using any of the foregoing.

            8.2.3 Except as jointly owned with Medarex, Northwest and its Affiliates are the sole and lawful owners of the entire right, title, and interest in and to the Designated Target, Designated Target IP, Designated Target Antibody, the Designated Target Product, and except as otherwise provided herein, Northwest and its Affiliates have assigned to Medarex Northwest's entire right, title and interest in same.

            8.2.4 There are no outstanding liens, licenses and/or encumbrances burdening any of the Designated Target, Designated Target IP, Designated Target Antibody, or the Designated Target Product.

            8.2.5 Northwest and its Affiliates have not granted, expressly or otherwise, an assignment or any license or other right, exclusive or otherwise, including any security interest, to, under or in the Designated Target, Designated Target IP, Designated Target Antibody, or Designated Target Product, which license or right remains in force.

            8.2.6 Northwest and its Affiliates have not executed, and Northwest and its Affiliates further covenant that they will not execute, any agreements inconsistent with this Agreement or to the detriment of the Designated Target, Designated Target IP, Designated Target Antibody, or Designated Target Product assigned hereby.

            8.2.7 Northwest and its Affiliates do not own or have the right to grant a license, covenant not to sue or similar right under any Patent claiming, or Invention or Information constituting, any Designated Target, Designated Target Antibody, or Designated Target Product, or method of making or using any of the foregoing, other than as included in the Designated Target IP and assigned to Medarex hereunder.

            8.2.8 Northwest and its Affiliates do not own or control any Regulatory Documentation or Regulatory Approval with respect to any Designated Target, Designated Target Antibody, or Designated Target Product.

            8.2.9 Northwest has made available to Medarex a true and correct copy of the Northwest Hospital License Agreement. Such agreement has not been amended as of the Effective Date.

      8.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEDAREX. Medarex represents, warrants and covenants that as of October 24, 2002 and as of the Effective Date:

            8.3.1 Medarex and its Affiliates covenant that they will not grant, expressly or otherwise, an assignment or any license or other right, exclusive or otherwise, including any security interest, to, under or in the Designated Target IP that would encumber Northwest's rights under the licenses granted in Sections 3.1, 3.2 or 3.3 hereof.

            8.3.2 Medarex and its Affiliates have not executed, and Medarex and its Affiliates further covenant that they will not execute, any agreements inconsistent with this Agreement or to the detriment of the Designated Target IP which would affect Northwest's rights under the licenses granted in Sections 3.1, 3.2 and 3.3 hereof.

            8.3.3 Nothing in the (*) restricts or precludes the ability of Medarex to grant the license set forth in Section 3.2.1.

            8.3.4 With respect to the transfer of Transferred Antibodies and Biological Materials by Northwest to Medarex pursuant to Section 2.4 (collectively, "Transferred Materials"), Medarex acknowledges and agrees as follows:

                  (A) Transferred Materials are experimental in nature and may have hazardous properties. Northwest makes no representations or warranties of any kind, either express or implied, including warranties of merchantability or fitness for a particular purpose, or

                                                                    CONFIDENTIAL

that the use of the Transferred Materials will not infringe any patent, copyright, trademark or other proprietary rights.

                  (B) Medarex assumes all liability for claims for damages against it by third parties which may arise from the use, handling, storage or disposal of the Transferred Materials.

                  (C) Medarex agrees to indemnify, defend and hold harmless Northwest and its directors, officers, employees, representatives and agents against all damages, expenses (including without limitation legal fees and costs), claims, demands, suits or other actions arising from Medarex's acceptance, use, handling, storage or disposal of the Transferred Materials and any progeny, mutations or derivatives thereof.

      8.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE IN THIS ARTICLE 8, MEDAREX AND NORTHWEST MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE. MEDAREX AND NORTHWEST EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                   ARTICLE 9-

                                  MISCELLANEOUS

      9.1 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty (180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in such event.

      9.2 ASSIGNMENT.

                                                                    CONFIDENTIAL

* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            9.2.1 Medarex or Northwest may assign this Agreement, (*), provided that (i) the assignee assumes in writing all of the assigning Party's obligations under this Agreement, and (ii) notwithstanding such assignment, the assigning Party shall also remain liable for all its obligations under this Agreement following such assignment.

            9.2.2 A Change in Control of Northwest shall have the financial consequences set forth in Section 3.7.

      9.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

      9.4 DISPUTES. Any dispute that may arise relating to this Agreement shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. If any dispute is not resolved by the Chief Executive Officers of the Parties (or their designees) within ten (10) business days after such dispute is referred to them, then either Party shall have the right to litigate such dispute in accordance with
Section 9.5 or to pursue such other dispute resolution mechanism as the Parties may agree.

      9.5 GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Northern District of California for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of California or the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      9.6 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      If to Northwest, to:

                       Northwest Biotherapeutics, Inc.
                       21270 23rd Dr. SE, Suite 100
                       Bothell, Washington  98021
                       Attention:  President
                       Facsimile: (425) 608-3026

                       with a copy to:


                       Lane Powell Spears Lubersky LLP
                       1420 Fifth Avenue

                       Suite 4100
                       Seattle, WA   98101-2338
                       Attention:  Thomas F. Grohman
                       Facsimile: (206) 223-7107

      If to Medarex, to:

                       Medarex, Inc.
                       707 State Road, Suite 206
                       Princeton, New Jersey 08540-1437
                       Attention: President
                       Facsimile: (609) 430-2850

                       with copies to:

                       Medarex, Inc.
                       707 State Road, Suite 206
                       Princeton, New Jersey 08540-1437
                       Attention: General Counsel
                       Facsimile: (609) 430-2850

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 9.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

      9.7 ENTIRE AGREEMENT; MODIFICATIONS.

            9.7.1 GENERAL. This Agreement, together with (i) all Appendices attached hereto, (ii) the Collaboration Agreement (as amended hereby), (iii) the First Amendment to Collaboration Agreement, (iv) the HuMAb(R) License Agreement, if any, (v) the Securities Purchase Agreement, and (vi) the Termination Agreement between Medarex and Northwest of even date herewith (collectively, the "RELATED AGREEMENTS"), sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby and thereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein or therein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

            9.7.2 AMENDMENT OF COLLABORATION AGREEMENT. This Agreement amends the Collaboration Agreement to the extent of any inconsistency between this Agreement and the Collaboration Agreement. While this Agreement does not in each case reference the sections and articles of the Collaboration Agreement that are affected by the amendment, the Collaboration Agreement is amended to the extent providing a different substantive result with respect to the subject matter of this Agreement than this Agreement provides.

            9.7.3 RELATIONSHIP TO BINDING HEADS. The Binding Heads of Agreement is superceded in its entirety by this Agreement and the Related Agreements.

            9.7.4 COLLABORATION AGREEMENT STATUS. The Parties recognize that in light of the removal of the Designated Targets from the Collaboration Agreement and assignment of the Designated Target IP from Northwest to Medarex in accordance with Article 2, the reversion of CXCR-4 to Northwest in accordance with Section 3.5, and Medarex's release of Northwest from Northwest's obligation to provide additional Collaboration Targets in accordance with Section 1.2.2 of the Collaboration Agreement, there are no longer any Collaboration Targets under the Collaboration Agreement. Accordingly, the Parties anticipate that they will not be conducting any ongoing activities under the Collaboration Agreement. The Collaboration Agreement shall, however, remain in effect to the extent of any matters not addressed by this Agreement. The Parties' activities under the Collaboration Agreement will recommence if they agree in writing to amend the Collaboration Agreement to add one or more new Collaboration Targets.

      9.8 RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Except as otherwise provided in Section 2.8 hereof, neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

      9.9 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

      9.10 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.11 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

      9.12 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

      9.13 ENGLISH LANGUAGE. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

      9.14 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

      9.15 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MEDAREX, INC.                              NORTHWEST BIOTHERAPEUTICS, INC.




By:                                        By:
    ----------------------------------        ----------------------------------


Name:                                      Name:
     ---------------------------------          --------------------------------


Title:                                     Title:
      --------------------------------           -------------------------------




GENPHARM INTERNATIONAL, INC.

By:
   ----------------------------------


Name:
     --------------------------------


Title:
      -------------------------------

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX A

               DESIGNATED TARGET PATENTS AS OF THE EFFECTIVE DATE

(*)

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(*)

                                   APPENDIX B

              FEES, MILESTONES AND ROYALTIES FOR NORTHWEST PRODUCTS

IMMUNIZATION FEE

If Medarex performs immunizations, derives hybridomas and characterizes the resulting antibodies, the fee per Northwest Target will be (*) during which such activities are being performed by Medarex.

RESEARCH LICENSE

At Northwest's election, for a fee of (*) per Northwest Target and subject to availability of each such target, Medarex will grant a research license on a (*) for a (*) to allow Northwest to evaluate antibodies to such Northwest Target. Each research license may be renewed for an additional fee of (*) per Northwest Target for an additional (*). No research license shall be sublicenseable.

COMMERCIAL LICENSE

Subject to availability, a commercial license will be granted for a fee of (*)(*) against a given Northwest Target. The commercial license will be (*) and will have the payment obligations set forth below under "Commercial License Payments for Each Northwest Product Against a Northwest Target".

COMMERCIAL LICENSE PAYMENTS FOR EACH NORTHWEST PRODUCT AGAINST A NORTHWEST
TARGET

                                  (*)

(*)

      (*)

(*)

ROYALTIES

(*)

The Parties acknowledge and agree that Medarex has entered into a Collaboration and License Agreement with Kirin Brewery Co. Ltd. ("KIRIN"), dated September 4, 2002 (the "KIRIN AGREEMENT"), with respect to access to technology for obtaining fully human antibodies through the use of certain mice developed by Kirin and by Kirin and Medarex jointly ("ADDITIONAL MICE"). Subject to the terms and conditions of the Kirin Agreement and the HuMAb(R) License Agreement, such Additional Mice may be available for use by Northwest under an HuMAb(R) license; provided, however, that any (*) of (*) shall obligate (*) with respect to (*), including (*); and provided, further, however, that in the event that a (*) is created (*) the (*)then (*) shall not apply and (*) pursuant to the terms of this Appendix B.

                                                                    CONFIDENTIAL

* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX C

         DEFINITIONS APPENDIX AS EXCERPTED FROM COLLABORATION AGREEMENT

         "AFFILIATE" of a party shall mean any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first party. For purposes of this definition only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a party, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a party; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

         "ANTIBODY" shall mean any fully human monoclonal antibody, or fragment thereof, with a (*) that has a (*) for an Antigen. References in the Agreement to an "Antibody" shall include (a) (*) with respect to the (*) of such Antibody, and (b) (*) with respect to the (*) of such Antibody (or a (*) of such (*) containing that portion of such (*)). By way of clarification, Antibodies with (*) shall be deemed to be different Antibodies, irrespective of whether they bind to the same Antigen.

         "ANTIBODY PRODUCT" shall mean any composition or formulation containing or comprising one or more Antibodies, including, by way of clarification, (a) cells (*) one or more of such (*) with respect to the (*) of such Antibodies, and (b) (*) with respect to the (*) of such Antibodies (or a (*) of such (*) containing that portion of such (*)), for the diagnosis, prophylaxis or treatment of human diseases or conditions.

         "ANTIGEN" shall mean any protein (including any glyco- or lipo-protein), carbohydrate, compound or other composition, and any fragment, peptide or epitope thereof, that stimulates the production of antibodies.

         "APPLICABLE LAW" shall mean the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

                                                                    CONFIDENTIAL

         "BIOSITE AGREEMENT" shall mean that certain Collaboration Agreement, dated as of June 1, 2000, between Medarex and Biosite Diagnostics Incorporated, a Delaware corporation.

         "BLA" or "BIOLOGICS LICENSE APPLICATION" shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Collaboration Product in the Territory, but not including pricing and reimbursement approvals.

         "COLLABORATION PRODUCT" shall mean any Antibody Product that contains a Collaboration Antibody.

         "COLLABORATION TARGET" shall mean any Antigen listed on Appendix C, as such appendix may be amended pursuant to this Agreement.

         "COLLABORATION TECHNOLOGY" shall mean any and all (a) Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of a Party or its Affiliates or, to the extent permitted, its sublicensees (whether alone or jointly), in connection with the work conducted under this Agreement, whether or not patented or patentable, but excluding any Mice Materials, Mice-Related Technology or Production Process Technology; and
(b) Patents and other intellectual property rights with respect thereto (collectively, "COLLABORATION PATENTS").

         "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the research, development, manufacture or commercialization of a Collaboration Target or a resulting Collaboration Product, efforts and resources commonly used in the biotechnology industry for an antibody of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Collaboration Target and Collaboration Product, as applicable.

         "CONTROL" shall mean, with respect to any Information and Invention, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Invention, Patent or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         "CROSS-LICENSE AGREEMENT" shall mean that certain Cross-License Agreement entered into by and among Abgenix, Inc., Cell Genesys, Inc., Japan Tobacco Inc.,

                                                                    CONFIDENTIAL

* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Xenotech L.P., and GenPharm International, Inc., effective as of March 26, 1997, as amended from time to time.

         "EXPLOIT" or "EXPLOITATION" shall mean to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

         "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied.

         "HUMAB MICE" shall mean any (*) containing (*) into (*), but (*), that are Controlled by Medarex or its Affiliates as of the Effective Date or at any time during the term of this Agreement, but excluding any (*) that are in-licensed or otherwise acquired by Medarex or its Affiliates after the Effective Date.

         "IMPROVEMENT" shall mean any modification to an antibody, compound, product or technology or any discovery, device, process or formulation related to such antibody, compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of an antibody, compound, product or technology, any discovery or development of any new or expanded indications or applications for an antibody, compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of an antibody, compound, product or technology.

         "IND" shall mean an investigational new drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions.

         "INFORMATION AND INVENTIONS" shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, (whether or not confidential,

                                                                    CONFIDENTIAL

proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions and other intellectual property (whether or not confidential, proprietary, patented or patentable).

         "KIRIN AGREEMENT" shall mean that certain Agreement on Essential Terms for Collaboration between Kirin Brewery Co, Ltd. ("KIRIN") and Medarex dated as of December 27, 1999, and any further agreement between Kirin and Medarex entered into pursuant thereto.

         "KNOW-HOW" shall mean the Medarex Know-How (including the Mice-Related Know-How), the Northwest Know-How and/or the Collaboration Know-How, as applicable.

         "LEAD COLLABORATION ANTIBODY" shall have the meaning set forth in
Section 1.2.8. For the avoidance of doubt, a Collaboration Antibody that has been designated a Lead Collaboration Antibody shall continue to be a Collaboration Antibody for purposes of this Agreement.

         "MEDAREX KNOW-HOW" shall mean all Information and Inventions in the Control of Medarex or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products or for the exercise of the Medarex Patents, in each case that are not generally known, but excluding (w) any Third Party Know-How,
(x) any Information and Inventions included in the Collaboration Technology, (y) any Production Process Know-How, and (z) any Information and Inventions to the extent covered or claimed by the Medarex Patents. Medarex Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products. By way of clarification, Northwest shall not have any rights with respect to Third-Party Know-How under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

         "MEDAREX PATENTS" shall mean all of the Patents that Medarex or its Affiliates Control as of the Effective Date and at any time during the Term, that cover or claim any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, but excluding any Third Party Patents, any Collaboration Patents, and any Production Process Patents. By way of clarification, Northwest shall not have any rights with respect to any Third-Party Patents under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

          "MEDAREX TECHNOLOGY" shall mean the Medarex Know-How and Medarex Patents, including all Mice-Related Technology.

                                                                    CONFIDENTIAL

         "MICE MATERIALS" shall mean the HuMAb Mice, any parts or derivatives of the HuMAb Mice, including (*) with respect to the (*) of an Antibody or (*), and any (*) thereof or (*) thereto (e.g., (*) derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products.

         "MICE-RELATED KNOW-HOW" shall mean (a) any Information and Inventions with respect to any Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products and any Information and Inventions with respect to Exploitation of Collaboration Products, and (b) any Information and Inventions with respect to the HuMAb Mice and the Exploitation thereof, but in each case excluding any Information and Inventions to the extent covered or claimed by the Mice-Related Patents.

         "MICE-RELATED PATENTS" shall mean any Patents that claim or cover (a) Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, and any Information and Inventions with respect to the foregoing, but excluding any claims with respect to Collaboration Products or any Information and Inventions with respect to the Exploitation of the Collaboration Products, and (b) the HuMAb Mice and the Exploitation thereof.

         "MICE-RELATED TECHNOLOGY" shall mean the Mice-Related Know-How and the Mice-Related Patents.

         "MRC AGREEMENT" shall mean that certain License Agreement entered into by the Medical Research Council Institute of Animal Physiology and Genetics Research of Babraham Hall and Marianne Bruggemann and GenPharm International, Inc., effective October 1, 1993, as amended on August 12, 1994.

         "NORTHWEST KNOW-HOW" shall mean all Information and Inventions in the Control of Northwest or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products, including the discovery, identification or characterization of Collaboration Targets, or for the exercise of the Northwest Patents, in each case that are not generally known, but excluding (x) any Information and Inventions included in the Collaboration Technology, and (y) any Information and Inventions to the extent covered or claimed by the Northwest Patents. Northwest Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products.

                                                                    CONFIDENTIAL

          "NORTHWEST PATENTS" shall mean all of the Patents that Northwest and its Affiliates Control as of the Effective Date and at any time during the Term, that claim or cover any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, including any Patents that claim or cover any Collaboration Target or any method for the discovery, identification or characterization of Collaboration Targets, but excluding any Collaboration Patents.

         "NORTHWEST TECHNOLOGY" shall mean the Northwest Know-How and Northwest Patents.

         "PATENTS" shall mean (x) all patents and patent applications, (y) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications, and (z) any foreign or international equivalent of any of the foregoing.

         "PRE-EXISTING AGREEMENT" shall mean, with respect to an Antigen, any agreement with a Third Party that would preclude such Antigen from becoming a Collaboration Target hereunder that was entered into by Northwest or any of its Affiliates, as applicable, prior to the Effective Date.

         "PRODUCT TRADEMARKS" shall mean the trademarks developed for the Collaboration Products by the Steering Committee, all packaging designs and other trade dress used in connection with the Collaboration Products and such other Trademarks relating thereto and any registrations thereof or any pending applications relating thereto.

         "PRODUCTION PROCESS DEVELOPMENT" shall mean the development of processes and technology to facilitate production, purification, evaluation, characterization, stability assessment, vialing and distribution, and release of a Collaboration Antibody.

         "PRODUCTION PROCESS KNOW-HOW" shall mean any Information and Inventions with respect to the Production Process Development or the manufacture of Antibody Products, but excluding any Information and Inventions to the extent covered or claimed by the Production Process Patents.

         "PRODUCTION PROCESS PATENTS" shall mean any Patents of Medarex that claim or cover the Production Process Development or the manufacture of Antibody Products.

         "PRODUCTION PROCESS TECHNOLOGY" shall mean any Production Process Know-How and Production Process Patents.

         "REGULATORY APPROVAL" shall mean any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Exploitation of a Collaboration Product in a country, including any (a) approval for a Collaboration Product (including any INDs, BLAs and supplements and amendments thereto); (b) pre- and post-approval marketing

                                                                    CONFIDENTIAL

* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

authorizations (including any prerequisite manufacturing approval or authorization related thereto); (c) labeling approval; and (d) technical, medical and scientific licenses.

         "REGULATORY AUTHORITY" shall mean any applicable government entities regulating or otherwise exercising authority with respect to the Exploitation of the Collaboration Targets or the Collaboration Products in the Territory.

         "REGULATORY DOCUMENTATION" shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, relating to any Collaboration Antibody, Collaboration Target or any Collaboration Products, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

         "TARGET ENTRY PERIOD" shall mean a (*) year period starting on the Effective Date (i) earlier terminated by (A) the unanimous agreement of the Parties, or (B) either Party pursuant to Article 8; or (ii) extended by unanimous agreement of the Parties. The termination or expiration of the Target Entry Period shall not constitute a termination of this Agreement.

         "TECHNOLOGY" shall mean Medarex Technology, the Northwest Technology and/or the Collaboration Technology, as applicable.

         "TERRITORY" shall mean the entire world.

         "THIRD PARTY" shall mean any party other than Medarex, Northwest or their respective Affiliates.

         "THIRD-PARTY KNOW-HOW" shall mean any and all Information and Inventions that Medarex or any of its Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date, but excluding any Information and Inventions that are claimed or covered by the Third-Party Patents.

         "THIRD-PARTY PATENT" shall mean any Patents that Medarex or any of its Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date.

         "TRADEMARK" shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

                                                                    CONFIDENTIAL

         TERMS DEFINED ELSEWHERE IN THE COLLABORATION AGREEMENT. The following terms are defined in the applicable Sections of the Collaboration Agreement:

DEFINED TERM                                                 SECTION
Northwest Research Activities                                Section 1.2.4
Antigen Evaluation Material                                  Section 1.2.2(a)
Assay                                                        Section 1.2.3(c)
Assay Candidate                                              Section 1.2.6(a)
Assay Success Criteria                                       Section 1.2.3(e)
Authorized Commercialization Expenses                        Section 4.1.1
Authorized R&D Expenses                                      Section 4.1.2
Biological Materials                                         Section 7.5.3
Collaboration                                                Section 1.1
Collaboration Antibody                                       Section 1.2.6(a)
Collaboration Expenses                                       Section 4.5.1
Collective Opinion of Counsel                                Section 7.4.1
Commercialization Expenses                                   Appendix B
Confidential Information                                     Section 6.1
Dormant Product                                              Section 5.3
Effective Date                                               Preamble
Election Notice                                              Section 5.1.2
Expert                                                       Section 2.3.1(a)
Fully-Burdened Production Process Development Cost           Appendix B
Immunogen                                                    Section 1.2.3(a)
Indemnification Claim Notice                                 Section 9.3.1

DEFINED TERM                                                 SECTION
Indemnified Party                                            Section 9.3.1
Indemnitee                                                   Section 9.3.1
Infringement Suit                                            Section 7.4.2
Initial Antigen                                              Section 1.2.2
Losses                                                       Section 9.1
Medarex Research Activities                                  Section 1.2.4
Net Profits, Net Losses                                      Appendix B
Net Sales                                                    Appendix B
Opt-Out                                                      Section 5.1.1
Opt-Out Notice                                               Section 5.1.1
Opting-Out Party                                             Section 5.1.1
Other Operating (Income)/Expense                             Appendix B
Party                                                        Preamble
Project Budget                                               Section 1.3
Project Plan                                                 Section 1.3
Replacement Period                                           Section 1.2.2(d)
Research and Commercialization Agreement                     Section 3.3.2
Reserved Antibody                                            Section 1.2.6(b)
Reversion Target                                             Section 1.7
Steering Committee                                           Section 2.1.1
Subsequent Antigen                                           Section 1.2.2
Term                                                         Section 8.1
Third Party Claim                                            Section 9.3.2

DEFINED TERM                                                 SECTION
Third Party Payments                                         Appendix B
Unilateral Development and Commercialization Agreement       Section 5.1.2
Unilateral Product                                           Section 5.1.2
Withholding Taxes                                            Section 4.4

                                                                    CONFIDENTIAL

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   APPENDIX D

                              TRANSFERRED MATERIALS

Northwest will use its best efforts to ship all quantities of the following Transferred Antibodies within ten (10) business days after the Effective Date, or as soon thereafter as practicable:




(*)


                                      D-1